SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): December 14, 1998


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                                -----------------
                 (State or other jurisdiction of incorporation)



       000-22609                                          84-1339282
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(Commission File Number)                       (IRS Employer Identification No.)



700 QWEST TOWER, 555 SEVENTEENTH STREET           DENVER, COLORADO         80202
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code: 303-291-1400
                                                            ------------

                                 NOT APPLICABLE
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.      OTHER EVENTS


     On December 14, 1998, the Registrant and Microsoft Corporation, a Washington corporation ("Microsoft"), announced that they had agreed to enter into a business relationship to offer communications network services, including complex Web hosting, managed software services and virtual private networking. In addition, Microsoft agreed to purchase from the Registrant 4,444,445 shares of the Registrant's common stock (the "Shares"), at a price of $45.00 per Share, for an aggregate purchase price of $200,000,025.

     The Registrant expects that in 1999 and 2000, the services will generate approximately $150 million in revenues, earnings before interest, taxes, depreciation and amoritzation ("EBITDA") from the services will be positive by $5 million to $10 million, and capital expenditures are expected to total approximately $150 million. EBITDA from the services for 1999 will be slightly negative. The Registrant further expects that in the first five years the services will generate more than approximately $3 billion in revenues and $1 billion in EBITDA, and that capital expenditures will total approximately $300 million. In addition, the Registrant estimates the market opportunity to be $30 billion to $35 billion by 2003, and expects to capture between 5% and 10% of the market share.

     As described in the Common Stock Purchase Agreement that is filed as an exhibit to this Current Report on Form 8-K, Microsoft has agreed not to transfer the Shares for a period of two years except to persons approved by the Registrant or to certain Microsoft controlled corporations. Further, unless approved by the Registrant's board of directors, (i) Microsoft is prohibited from acquiring more than 5% of the Registrant's common stock and (ii) Microsoft may not take certain actions with respect to acquisition proposals or contested proxy solicitations until the earlier of (A) such time as the officers, directors and affiliates own less than 33% of the voting power of the Registrant, (B) Microsoft otherwise disposes of the Shares, (C) the parties terminate the business relationship or (D) December 14, 2003. Pursuant to the terms of the Registration Rights Agreement that is filed as an exhibit to this Report, Microsoft has one demand registration right at any time after ninety days up to December 14, 2001 for all or any of the Shares.

     A  copy  of  the  Registrant's   press  release   announcing  the  business
relationship is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     The Registrant separately announced that on December 11, 1998 its principal stockholder, Anschutz Company, completed the previously announced transfer to a nonaffiliated trust of approximately 9 million shares of the Registrant's common stock, which has reduced Anschutz Company's beneficial ownership of the Registrant's shares to below 50 percent. An over-allotment option has been exercised that is expected to result in the transfer of an additional 0.6 million shares from Anschutz Company to the trust. The trust has issued its own securities that will be exchanged in five years for all or a portion of the shares transferred to the trust (or, in certain limited circumstances, the cash equivalent). Investors in the trust's securities will earn quarterly cash interest payments funded by U.S. treasury securities to be acquired by the trust. The transaction has been structured so that Anschutz Company will continue to share in future increases in the value of the the Registrant's stock transferred to the trust.

     Following the transaction (assuming completion of the over-allotment option exercise), Anschutz Company continues to own approximately 160 million shares of the Registrant's common stock (representing approximately 48 percent of the Registrant's issued and outstanding shares).

     By reducing Anschutz Company's beneficial ownership below 50 percent, the Registrant should be able to use pooling accounting for business combinations effected two or more years after the transfer of shares to the trust, assuming other requirements for pooling are satisfied and there are no substantial changes in current rules for its use.

     This Current Report on Form 8-K may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by the Registrant and Microsoft with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, financial risk management and future growth subject to risks. Other risk factors include satisfactory negotiation of certain licensing arrangements and satisfactory resolution of software delivery and systems integration deliverables. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements issued by the Registrant or persons acting on its behalf. The Registrant undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Exhibit 10.1 Common Stock Purchase Agreement.
     Exhibit 10.2 Registration Rights Agreement.
     Exhibit 99.1 Press release of the Registrant dated December 14, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


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                                         QWEST COMMUNICATIONS INTERNATIONAL INC.




DATE:  December 15, 1998                  By: /s/ Robert S. Woodruff
                                         ---------------------------------------
                                             Robert S. Woodruff
                                             Executive Vice President - Finance,
                                             Chief Financial Officer and
                                             Treasurer